As filed with the Securities and Exchange Commission on March 25, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

R.R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	36-10004130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 South Wacker Drive

Chicago, Illinois 60606-4301

(312) 326-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Suzanne S. Bettman

R.R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, Illinois 60606-4301

(312) 326-8000

(248) 596-5900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Scott R. Williams

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $1.25 per share	1,000,000	$18.74	$18,740,000	$2,413.71

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of stock splits, stock dividends or similar transactions. The shares may be offered for resale by the selling stockholder pursuant to the shelf prospectus contained herein.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on an average of the high and low reported sales prices of the registrant’s shares of common stock, as reported on the NASDAQ Global Select Market on March 20, 2014, of $18.90 and $18.57.

Prospectus

1,000,000 Shares

R.R. DONNELLEY & SONS COMPANY

Common Stock

This prospectus relates to the offer and resale, if any, of up to 1,000,000 shares of common stock of R.R. Donnelley & Sons Company by the selling stockholder identified in this prospectus.

The selling stockholder will receive all of the proceeds from any sales of its shares of our common stock. R.R. Donnelley & Sons Company is not selling any shares of common stock pursuant to this prospectus and will not receive any of the proceeds from any sale of any of the shares of our common stock sold by the selling stockholder.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. The selling stockholder may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell the shares in the section entitled “Plan of Distribution” beginning on page 7.

Our common stock is traded on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “RRD”. On March 20, 2014, the last sale price of our common stock as reported on NASDAQ was $18.79 per share.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 2 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 25, 2014.

-i-

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus or in any related free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We and the selling stockholder have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Except where the context requires otherwise, in this prospectus “RR Donnelley” and the “Company” refer to R.R. Donnelley & Sons Company, and “we”, “us” and “our” refer to the Company and its direct and indirect subsidiaries, unless the context otherwise requires.

-ii-

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section included elsewhere in this prospectus and our financial information incorporated by reference herein.

Our Business

R.R. Donnelley & Sons Company (“RR Donnelley,” the “Company,” “we,” “us” and “our”), a Delaware corporation, helps organizations communicate more effectively by working to create, manage, produce, distribute and process content on behalf of our customers. The Company assists customers in developing and executing multichannel communication strategies that engage audiences, reduce costs, drive revenues and increase compliance. R.R. Donnelley’s innovative technologies enhance digital and print communications to deliver integrated messages across multiple media to highly targeted audiences at optimal times for clients in virtually every private and public sector. Strategically located operations provide local service and responsiveness while leveraging the economic, geographic and technological advantages of a global organization.

Our common stock is listed on NASDAQ under the symbol “RRD.”

Company Information

Our corporate headquarters is located at 111 South Wacker Drive, Chicago, Illinois 60606, and our phone number is (312) 326-8000. Our website is www.rrd.com. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.

The Offering

Common Stock Offered by the Selling Stockholder	Up to 1,000,000 shares

Common Stock Outstanding	198,608,649 shares (as of March 20, 2014)

Terms of the Offering	The selling stockholder will determine when and how it sells the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of common stock being offered under this prospectus. See “Use of Proceeds.”

NASDAQ Symbol	RRD

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

RISK FACTORS

We face a variety of significant and diverse risks, many of which are inherent in our business. You should carefully consider the risks described under the caption “Risk Factors” in our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. The occurrence of any of those risks could materially and adversely affect our business, prospects, financial condition, results of operations or cash flow. Other risks and uncertainties that we do not now consider to be material or of which we are not now aware may become important factors that affect us in the future. You should carefully consider the risks and uncertainties in the documents incorporated by reference herein before deciding to invest in our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and portions of the documents incorporated by reference herein contain forward-looking statements that are subject to risks and uncertainties. These statements are based on our beliefs and assumptions. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of the Company. These statements may include, or be preceded or followed by, the words “may,” “will,” “should,” “might,” “could,” “would,” “potential,” “possible,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “hope” or similar expressions. We claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Forward-looking statements are not guarantees of future performance. The following important factors, without limitation, affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

•	the volatility and disruption of the capital and credit markets, and adverse changes in the global economy;

•	successful execution of acquisitions and negotiation of future acquisitions;

•	the ability to integrate operations of acquisitions successfully and achieve enhanced earnings or effect cost savings, including the acquisition of Consolidated Graphics and proposed acquisition of Esselte;

•	the ability to implement comprehensive plans for the integration of sales forces, cost containment, asset rationalization, systems integration and other key strategies;

•	the ability to divest non-core businesses;

•	future growth rates in our core businesses;

•	competitive pressures in all markets in which we operate;

•	our ability to access debt and the capital markets and the ability of our counterparties to perform their contractual obligations under our lending and insurance agreements;

•	changes in technology, including electronic substitution and migration of paper based documents to digital data formats;

•	factors that affect customer demand, including changes in postal rates, postal regulations and service levels, changes in the capital markets, changes in advertising markets, customers’ budgetary constraints and changes in customers’ short-range and long-range plans;

•	the ability to gain customer acceptance of our new products and technologies;

•	the ability to secure and defend intellectual property rights and, when appropriate, license required technology;

•	customer expectations and financial strength;

•	performance issues with key suppliers;

•	changes in the availability or costs of key materials (such as ink, paper and fuel) or in prices received for the sale of by-products;

•	changes in ratings of our debt securities;

•	the ability to comply with covenants under our credit agreement and indentures governing our debt securities;

•	the ability to generate cash flow or obtain financing to fund growth;

•	the effect of inflation, changes in currency exchange rates and changes in interest rates;

•	the effect of changes in laws and regulations, including changes in accounting standards, trade, tax, environmental compliance (including the emission of greenhouse gases and other air pollution controls), health and welfare benefits (including the Patient Protection and Affordable Care Act, as modified by the Health Care and Education Reconciliation Act, and further healthcare reform initiatives), price controls and other regulatory matters and the cost, which could be substantial, of complying with these laws and regulations;

•	contingencies related to actual or alleged environmental contamination;

•	the retention of existing, and continued attraction of additional, customers and key employees;

•	the effect of a material breach of security of any of our systems;

•	the failure to properly use and protect customer information and data;

•	the effect of labor disruptions or shortages;

•	the effect of economic and political conditions on a regional, national or international basis;

•	the effect of economic weakness and constrained advertising;

•	uncertainty about future economic conditions;

•	the possibility of future terrorist activities or the possibility of a future escalation of hostilities in the Middle East or elsewhere;

•	the possibility of a regional or global health pandemic outbreak;

•	disruptions to our operations resulting from possible natural disasters, interruptions in utilities and similar events;

•	adverse outcomes of pending and threatened litigation; and

•	other risks and uncertainties detailed from time to time in our filings with the SEC, including under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013.

Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Undue reliance should not be placed on such statements, which speak only as of the date of this document or the date of any document that may be incorporated by reference into this document. Consequently, you should consider these forward-looking statements only as our current plans, estimates and beliefs. We do not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We undertake no obligation to update or revise any forward-looking statement in this prospectus supplement, the accompanying prospectus or any document incorporated by reference to reflect any new events or any change in conditions or circumstances. Even if these plans, estimates or beliefs change because of future events or circumstances after the date of these statements, or because anticipated or unanticipated events occur, we decline and cannot be required to accept an obligation to publicly release the results of revisions to these forward-looking statements.

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for its account. We will not receive any of the proceeds from these sales, if any. We will pay all of the fees and expenses incurred by us in connection with this registration. We will not be responsible for fees and expenses incurred by the selling stockholder or any underwriting discounts or commissions.

SELLING STOCKHOLDER

The selling stockholder named in this prospectus may offer to sell from time to time in the future up to an aggregate of 1,000,000 shares of our common stock. We currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares by it. The selling stockholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of its shares since the date on which the information in the table is presented. Information about the selling stockholder may change over time. As used in this prospectus, “selling stockholder” includes the donees, transferees, heirs, executors, administrators, legal representatives, pledgees or others who may later hold the selling stockholder’s interests. As of the date of this prospectus, the selling stockholder holds 1,000,000 shares of our common stock.

On December 31, 2013, we entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Esselte Holdings Inc. (“Esselte”) and Esselte Group Holdings (Luxembourg) S.A., pursuant to which on March 25, 2014, we acquired substantially all of the North American operations of Esselte, a privately owned developer and manufacturer of nationally branded and private label office and stationery products (the “Acquisition”). As part of the consideration for the Acquisition, we issued 1,000,000 shares of our common stock to the selling stockholder. In addition, we agreed to register such 1,000,000 shares with the SEC, subject to certain terms and conditions.

Other than as described above, the selling stockholder has had no material relationship with us within the last three years.

The following table sets forth information with respect to our common stock known to us to be beneficially owned by the selling stockholder as of March 25, 2014.

Name of Selling Stockholder	Beneficial Ownership of Common Stock Prior to the Offering		Common Stock Saleable Pursuant to This Prospectus	Beneficial Ownership of Common Stock After the Offering(1)
	Number of Shares	Percent of Class(2)		Number of Shares	Percent of Class
Esselte Holdings Inc.	1,000,000	*	1,000,000	—	—

*	Less than one percent.
(1)	Assumes that the selling stockholder will sell all of the shares of common stock offered pursuant to this prospectus. We cannot assure you that the selling stockholder will sell all or any of these shares.
(2)	Based on 198,608,649 shares of our common stock outstanding as of March 20, 2014.

PLAN OF DISTRIBUTION

The aggregate proceeds to the selling stockholder from the sale of the shares will be the purchase price less any discounts, commissions and expenses of the selling stockholder related to this offering. The selling stockholder reserves the right to accept and, together with their agents, to reject, any proposed purchase of shares to be made directly or through agents. We currently anticipate that the selling stockholder will sell the shares to a third party, however, there can be no assurance that such sale will occur.

If the sale to such third party does not occur, the shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling stockholder; or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholder or the purchaser(s) of the shares. These discounts, concessions or commissions may be in excess of those customary in the types of transaction involved.

Under the Purchase Agreement, the selling stockholder is not permitted to conduct an underwritten offering under the Registration Statement of which this prospectus is a part. Accordingly, without our consent, the selling stockholder will not conduct an underwritten offering with respect to the shares offered by this prospectus.

The selling stockholder and any underwriters, broker-dealers or agents who participate in the sale or distribution of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. If the selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the shares are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions.

The shares offered in this prospectus may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including NASDAQ;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	in privately negotiated transactions, distributions or transfers (other than for value) by the selling stockholder to limited partners, members or stockholders of the selling stockholder or transfers (other than for value) to any corporation, partnership or other business entity that is the direct or indirect affiliate of the selling stockholder;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	through the writing of options (including the issuance by the selling stockholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the shares, the selling stockholder may enter into hedging transactions. For example, the selling stockholder may:

•	enter into transactions with a broker-dealer, affiliate thereof or other third party in connection with which such other party may engage in sales of our common stock pursuant to this prospectus, in which case such other party may use shares of our common stock received from the selling stockholder to close out any short positions created;

•	sell our common stock short itself pursuant to this prospectus and use shares of our common stock held by it to close out its short positions;

•	enter into option or other types of transactions that require the selling stockholder to deliver our common stock to a broker-dealer or an affiliate thereof or other third party, who may then resell or transfer the common stock pursuant to this prospectus; or

•	loan or pledge our common stock to a broker-dealer or an affiliate thereof or other third party, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

A short sale of shares by a broker-dealer, financial institution or the selling stockholder would involve the sale of such shares that are not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of shares, a broker-dealer, financial institution or selling stockholder may purchase shares on the open market to cover positions created by short sales. In determining the source of the shares to close out such short positions, the broker-dealer, financial institution or selling stockholder may consider, among other things, the price of shares available for purchase in the open market. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling stockholder, the aggregate amount of shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. Any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. To the extent that the shares offered pursuant to a prospectus supplement remain unsold, the selling stockholder may offer those shares on different terms pursuant to another prospectus supplement.

The shares are listed on NASDAQ under the symbol “RRD”.

There can be no assurance that the selling stockholder will sell any or all of the shares under this prospectus. Further, we cannot assure you that the selling stockholder will not transfer, devise or gift the shares by other means not described in this prospectus. In addition, any shares covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. In addition, the selling stockholder may sell the common stock by any other legally available means. The shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholder and any other person participating in the sale of the shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholder and any other person. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholder or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the shares.

In the Purchase Agreement, we have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act. In addition, we have agreed to pay all of the expenses incidental to the registration of the shares to the public incurred by us, including the payment of federal securities law and state blue sky registration fees. We will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of the shares nor any other fees or expenses incurred by the selling stockholder in connection with the registration of the shares.

Agents and underwriters may be entitled under agreements entered into with the selling stockholder to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, may engage in transactions with, or perform services for, us and the selling stockholder in the ordinary course of business. The specific terms of any lock-up provisions in respect of any given offering will be described in an applicable prospectus supplement.

Certain entities that may act as underwriters and their respective affiliates may have, from time to time, performed, and may perform in the future, various financial advisory and investment banking services for us, the selling stockholder and affiliates, for which they received or will receive customary fees and expenses.

We will not receive any proceeds from sales of any securities by the selling stockholder.

LEGAL MATTERS

The validity of the issuance of the common stock offered in this prospectus is being passed upon for us by Sidley Austin LLP, Chicago, Illinois. If counsel for the selling stockholder or underwriter passes on legal matters in connection with an offering of the common stock described in this prospectus, we will name that counsel in the prospectus supplement to that offering.

EXPERTS

The consolidated financial statements incorporated by reference into this prospectus and in the registration statement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 26, 2014 and Amendment No. 1 to the Form 10-K filed with the SEC on February 27, 2014, and the effectiveness of our and our subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference into this prospectus and the registration statement. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith we file annual, quarterly and special reports, proxy statements and other information with the SEC, on a regular basis. You may read and copy this information or obtain copies of this information by mail from the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s public reference room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov. Our SEC filings are also available from our web site at http://www.rrdonnelley.com. Information on our web site is not part of this prospectus.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act for the registration under the Securities Act of the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement which contains further information with respect to our company and our securities. Statements herein concerning the provisions of documents filed as exhibits to the registration statement are necessarily summaries of such documents, and each such statement is qualified by reference to the copy of the applicable document filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have “incorporated by reference” in this prospectus certain documents that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is a part of this prospectus, unless we provide you with different information in this prospectus or the information is modified or superseded by a subsequently filed document. Any information referred to in this way is considered part of this prospectus from the date we file that document.

Any reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the completion of the offering of the share of common stock will be deemed to be incorporated by reference into this prospectus and will automatically update, where applicable, and supersede any information contained in this prospectus or incorporated by reference into this prospectus.

This prospectus incorporates the documents listed below that we have previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). They contain important information about us, our business and our financial condition.

•	Current Report on Form 8-K filed with the SEC on March 20, 2014;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 26, 2014, and Amendment No. 1 to the Annual Report on Form 10-K, filed with the SEC on February 27, 2014;

•	Definitive Proxy Statement for R.R. Donnelley’s 2013 Annual Meeting filed with the SEC on April 15, 2013; and

•	The description of R.R. Donnelley’s common stock contained in R.R. Donnelley’s registration statement on Form 8-A (File No. 001-04694) (filed with the SEC on June 5, 1996, as amended on August 4, 2009), including any subsequent amendment or report filed for the purpose of updating such description.

In no event, however, will any of the information the Company furnishes to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than files with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document.

You can obtain any of the documents incorporated by reference in this prospectus from us or from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents. You can obtain these documents from us by requesting them in writing or by telephone at the following address or number:

R.R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, Illinois 60606

Telephone: (866) 425-8272

1,000,000 Shares

R.R. DONNELLEY & SONS COMPANY

Prospectus

You should rely only on the information contained in this prospectus and any applicable prospectus supplement or amendment hereto. We have not authorized any person to provide you with different information. This prospectus is not an offer to sell, and is not soliciting an offer to buy, these securities in any state or jurisdiction where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover of this prospectus, but our business, financial condition or results of operations may have changed since that date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item	14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, if any, payable by us relating to the sale of securities being registered. The selling stockholder is responsible for any expenses incurred by them for brokerage, accounting, tax or legal or other services incurred by the selling stockholder in disposing of securities held by it, as well as any underwriting discount or commissions. All amounts are estimates except the SEC registration fee.

Item	Amount
SEC registration fee	$2,413.71
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$20,000.00
Miscellaneous	$15,000.00

Total	$87,413.71

Item	15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Certificate of Incorporation of the Company contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Company’s Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

The Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

The Company also entered into indemnification agreements with each of our directors and anticipates that it will enter into similar agreements with future directors. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that the Company will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any reasonable expense, including attorneys’ fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

Item	16. Exhibits

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of R.R. Donnelley & Sons Company. (1)

4.2	By-Laws of R.R. Donnelley & Sons Company. (2)

5.1*	Opinion of Sidley Austin LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of R.R. Donnelley & Sons Company for the quarter ended June 30, 2007, filed with the SEC on August 2, 2007.
(2)	Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of R.R. Donnelley & Sons Company filed with the SEC on February 26, 2014.

Item	17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 25th day of March, 2014.

R.R. DONNELLEY & SONS COMPANY

By:	/s/ Thomas J. Quinlan, III
Name:	Thomas J. Quinlan, III
Title:	President and Chief Executive Officer, Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2014.

Signature	Capacity

/s/ Thomas J. Quinlan, III Thomas J. Quinlan, III	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Daniel N. Leib Daniel N. Leib	Chief Financial Officer (Principal Financial Officer)

/s/ Andrew B. Coxhead Andrew B. Coxhead	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Susan M. Cameron * Susan M. Cameron	Director

/s/ Lee A. Chaden * Lee A. Chaden	Director

/s/ Richard L. Crandall * Richard L. Crandall	Director

/s/ Susan M. Gianinno * Susan M. Gianinno	Director

/s/ Judith H. Hamilton * Judith H. Hamilton	Director

/s/ Jeffrey G. Katz * Jeffrey G. Katz	Director

/s/ Richard K. Palmer * Richard K. Palmer	Director

/s/ John C. Pope * John C. Pope	Director

/s/ Michael T. Riordan * Michael T. Riordan	Director

/s/ Oliver R. Sockwell * Oliver R. Sockwell	Director

/s/ Stephen M. Wolf * Stephen M. Wolf	Chairman of the Board, Director

By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
As Attorney-in-Fact

*	By Suzanne S. Bettman as Attorney-in-Fact pursuant to a Power of Attorney executed by the directors listed above, which Power of Attorney has been filed with the Securities and Exchange Commission.

INDEX OF EXHIBITS

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of R.R. Donnelley & Sons Company. (1)

4.2	By-Laws of R.R. Donnelley & Sons Company. (2)

5.1*	Opinion of Sidley Austin LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of R.R. Donnelley & Sons Company for the quarter ended June 30, 2007, filed with the SEC on August 2, 2007.
(2)	Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of R.R. Donnelley & Sons Company filed with the SEC on February 26, 2014.